CRAiLAR Technologies Inc. Announces Private Placement and Debt Settlement

FOR IMMEDIATE RELEASE

Victoria, B.C., and Portland, Oregon (March 14, 2014) - CRAiLAR Technologies Inc. (TSXV: CL) (OTCBB: CRLRF) ("CL" or the "Company") announced that it has announce that it has received expressions of interest, on a non-brokered deal basis, to raise an aggregate of up to US$3,100,000 by way of a private placement offering of units (each a "Unit") at a subscription price of US$1.25 per Unit (the "Private Placement"). This offering, if approved by regulatory authorities, satisfies the terms of the December 2013 CAD $2.0 million investment by Hydra Ventures B.V., the corporate venture arm of the adidas Group (ADS.F), that the Company raise at least CAD $3.0 million .

Each Unit is comprised of one common share (each, a "Share") and one-half of one transferable common share purchase warrant (each, a "Warrant") of the Company, and each whole Warrant will entitle the holder thereof to purchase one additional common share (each, a "Warrant Share") of the Company at an exercise price of US$1.75 per Warrant Share for a period of two years from closing.

Finder's fees may be payable by the Company in connection with the completion of the Private Placement in accordance with TSX Venture Exchange ("Exchange") policies. The net proceeds of the Private Placement will be used to fund the Company's capital program and for general corporate purposes.

Concurrent with the Private Placement, the Company also intends to settle a total of up to US$1,000,000 in arm's-length indebtedness with certain creditors (the "Units for Debt Settlement") by issuing Units identical to those being acquired under the Private Placement..

Closing of each of the Private Placement and the Units for Debt Settlement is subject to a number of conditions, including receipt of all necessary corporate and regulatory approvals, including that of the Exchange.

All securities issued in connection with closing of each of the Private Placement and Units for Debt Settlement will be subject to a statutory hold period of four months plus a day from the date of issuance of the securities in accordance with applicable securities legislation.

The Shares and Warrants comprising the Units have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Units in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any public offering of the Units to be made in the United States must be made by means of a prospectus containing detailed information about the Company and management, as well as financial statements. The Shares and Warrants to be issued by the Company will be "restricted securities" as defined under Rule 144(a)(3) of the U.S. Securities Act and will contain the appropriate restrictive legends as required under the U.S. Securities Act, National Instrument 45-102 and as required by the Exchange.

Neither the Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Exchange) accepts responsibility for the adequacy or accuracy of this release.

About CRAiLAR Technologies Inc.

CRAiLAR(R) Technologies Inc. offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other bast fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is the newest natural fiber introduction to the market in decades. The Company supplies its CRAiLAR Flax to Cotswold Industries, Georgia -Pacific, Tuscarora Yarns, Target Corp. and Kowa Company for commercial use, and to Hanes Brands , Levi Strauss & Co., Carhartt, Ashland , PVH Corp., Cone Mills and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

Safe Harbor Statement

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ materially from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: completion of a definitive agreement and acquisition of the European Wet Processing facility, any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange Inc.) accepts responsibility for the adequacy or accuracy of this news release.

Media Contact:
Jay Nalbach, CMO
(503) 387-3941
pr@crailar.com

Investor Relations Contact:
Ted Sanders, CFO
(503) 387-3941
ir@crailar.com